UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     May 21, 2008
Northwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	0-23817	23-2900888

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Liberty Street Warren, Pennsylvania	16365

(Address of principal executive office)	(Zip code)
Registrant’s telephone number, including area code:    (814) 726-2140
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.
On May 21, 2008, the Registrant held its annual shareholders’ meeting. Attached as exhibit 99.1 is the presentation made to shareholders.
The following are the results of the matters that were voted upon at the Annual Meeting:
(i)	Election of three directors of the Company:

	For	Withheld
William J. Wagner	44,055,084	583,909
Thomas K. Creal, III.	43,978,924	660,069
A. Paul King	43,995,925	643,068
(ii)	Approval of the Northwest Bancorp, Inc. 2008 Stock Option Plan:

For	38,764,180
Against	1,432,649
Abstain	117,230
Broker non-votes	4,324,934
(iii)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008:

For	44,479,345
Against	81,541
Abstain	78,107
Broker non-votes	0
The Northwest Bancorp, Inc. 2008 Stock Option is not effective until the company receives the approval or non-objection of the Office of Thrift Supervision.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

Exhibit No.	Description
99.1	Slide presentation made to shareholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCORP, INC.
DATE: May 23, 2008	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer